TRUST INDENTURE

Dated December 27, 2018

between

STEM HOLDINGS, INC.

and

OLYMPIA TRUST COMPANY

Providing for the issue of Convertible Unsecured Debentures

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THIS TRUST INDENTURE (the "**Indenture**") is dated as of December 27, 2018.

BETWEEN:

> **STEM HOLDINGS, INC.**, a corporation existing under laws of Nevada and having its head office in the City of Boca Raton in the state of Florida (hereinafter called the "**Corporation**")

AND:

> **OLYMPIA TRUST COMPANY**, a trust company existing under the laws of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter called the "**Indenture Trustee**")

WHEREAS pursuant to the terms of the Agency Agreement dated December 27, 2018 among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited and the Private Placement Offering, the Corporation wishes to create and issue the Debentures in the manner and subject to the terms and conditions of this Indenture;

AND WHEREAS the Corporation is authorized to create and issue the Debentures as herein provided;

AND WHEREAS all necessary steps in relation to the Corporation have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures and when certified by the Indenture Trustee and issued as contemplated herein shall create legal, valid and binding obligations on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Indenture Trustee.

THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation and the Trustee covenant and agree, for the benefit of each other and for the equal and ratable benefit of the holders, as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a) "**this Indenture**", "**hereto**", "**herein**", "**hereby**", "**hereunder**", "**hereof**" and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision, schedule or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b) "**1933 Act**" means the United States *Securities Act of 1933*, as amended;

(c) "**90% Redemption Right**" has the meaning ascribed thereto in Section 2.4(g)(iv);

(d) "**Additional Debentures**" means Debentures of any one or more series issued under this Indenture, other than the Initial Debentures issued hereunder;

(e) "**Affiliate**" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

(f) "**Applicable Securities Legislation**" means applicable securities laws in each of the Provinces of Canada or in the United States;

(g) "**Auditors**" means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(h) "**Authenticated**" means: (a) with respect to the issuance of Certificated Debentures, one which has been authenticated by manual signature of an authorized officer of the Indenture Trustee; and (b) with respect to the issuance of Uncertificated Debentures, that the Indenture Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Debentures as required by Section 2.8 are entered in the register of holders of Debentures, and the terms "**Authenticate**", "**Authenticating**" and "**Authentication**" have meanings correlative to the foregoing;

(i) "**Authorized Investments**" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada, a Province or Territory of Canada or a Canadian chartered bank (which may include an Affiliate or related party of the Indenture Trustee), provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating from another recognized rating agency;

(j) "**Beneficial Holder**" means any Person who holds a beneficial interest in a global Debenture as shown on the books of the Depository or a Depository Participant;

(k) "**Business Day**" means any day other than a Saturday, Sunday, a statutory or civic holiday, or any other day on which the principal chartered banks located in Toronto, Ontario or Calgary, Alberta are not open for business;

(l) "**Canada Deposit Insurance Corporation**" means The Canada Deposit Insurance Corporation;

(m) "**Change of Control**" means either: (i) any event as a result of or following which any person, or group of persons "acting jointly or in concert" within the meaning of applicable Canadian securities laws, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares; or (ii) the sale or transfer of all or substantially all of the consolidated assets of the Corporation to a third party, in each case excluding a sale, financing, merger, reorganization, or other similar transaction, if the holders of the outstanding Common Shares immediately prior to the consummation of such transaction will hold at least 50% of the voting securities of such merged, reorganized or continuing entity;

(n) "**Change of Control Notice**" has the meaning ascribed thereto in Section 2.4(g)(i)

(o) "**Change of Control Offer**" has the meaning ascribed thereto in Section 2.4(g)(i);

(p) "**Change of Control Payment Date**" has the meaning ascribed thereto in Section 2.4(g)(i);

(q) "**Common Shares**" means fully paid and non-assessable shares of Common Stock of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.4, "**Common Shares**" shall mean the stock, shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation or reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(r) "**Common Stock**" means the common stock, par value $0.001 per share, of the Corporation;

(s) "**Conversion Price**" means the dollar amount for which each Common Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6;

(t) "**Corporation**" means Stem Holdings, Inc. and includes any Successor to or of the Corporation which shall have complied with the provisions of Article 10;

(u) "**Counsel**" means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Indenture Trustee or retained or employed by the Corporation, as applicable;

(v) "**CSE**" means the Canadian Securities Exchange, or its successor or successors;

(w) "**Current Market Price**" means the volume weighted average trading price per share for Common Shares for the 20 consecutive trading days on the CSE ending on the fifth trading day preceding the date of determination (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors and approved by the Indenture Trustee, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, or if the Common Shares are not listed on any stock exchange or traded on any over-the-counter market, the fair market value of the Common Shares as at such date as determined by an independent, nationally-recognized investment dealer selected for such purpose by the directors). The volume weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Common Shares so sold;

(x) "**Date of Conversion**" has the meaning ascribed thereto in Section 6.3(b);

(y) "**Debentures**" means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form, and without limiting the generality of the foregoing:

(i) "**Certificated Debenture**" means a Debenture evidenced by a writing or writings substantially in the form of Schedule "A" and as specified in or pursuant to the documentation establishing the same pursuant to Article 2;

(ii) "**fully registered Debentures**" means Certificated Debentures fully registered as to both principal and interest;

(iii) "**global Debenture**" means a Debenture that is issued in the name of the Depository, or its nominee, represented by a registered Debenture or a Uncertificated Debenture, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository's book-entry only registration system; and

(iv) "**Uncertificated Debenture**" means: (A) any Debenture which is not a Certificated Debenture; and (B) one or more Debentures in certificated form while retained by or surrendered to the Corporation, its transfer agent or the Indenture Trustee, for reasons other than registration of transfer, other temporary purpose, payment, exchange or acquisition by the Corporation; provided that the Indenture Trustee shall not be required to treat any such Debenture as an Uncertificated Debenture unless such retention or surrender is known to an authorized officer of the Indenture Trustee;

(z) "**Debentureholders**" or "**holders**" means the Persons, from time to time, entered in the register for Debentures as registered holders of Debentures payable to a named payee;

(aa) "**Debt Account**" means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Indenture Trustee) for each series of Debentures pursuant to and in accordance with Section 2.13 of this Indenture;

(bb) "**Defeased Debentures**" has the meaning ascribed thereto in Section 9.6(b);

(cc) "**Depository**" means, with respect to the Debentures of any series issuable or issued in the form of one or more global Debentures, CDS Clearing and Depository Services Inc. (unless another Depository is otherwise designated by the Corporation pursuant to Section 2.6) until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "**Depository**" shall mean each person who is then a Depository hereunder, and if at any time there is more than one such person, "**Depository**" as used with respect to the Debentures of any series shall mean each Depository with respect to the one or more global Debentures of such series;

(dd) "**Depository Participants**" means a broker, dealer, bank, other financial institution or other Person, acting on behalf of Beneficial Holders for whom, at any time and from time to time, a Depository effects book entry for a global Debenture deposited with the Depository;

(ee) "**directors**" means the directors of the Corporation, from time to time, and reference to action by the directors means action by the directors of the Corporation as a board;

(ff) "**distributions paid in the ordinary course**" means a distribution paid in respect of a Common Share, whether in: (i) cash; (ii) Common Shares; (iii) rights, options, or warrants to purchase any Common Shares, property or other assets of the Corporation; or (iv) in property or other assets of the Corporation, in each case to the extent that the aggregate amount or value of such distributions per Common Share in respect of a financial year does not exceed the greater of:

(A) 150% of the aggregate amount or value of distributions per Common Share paid by the Corporation in respect of the two immediately preceding financial years; or

(B) 150% of the Corporation's cash flow from operating activities before changes in non-cash working capital for the immediately preceding four financial quarters, determined in accordance with Generally Accepted Accounting Principles;

and for the purpose of the foregoing: (i) where any distribution is paid, otherwise than in cash, any securities, property or other assets so distributed by way of distribution shall be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the directors which determination shall be conclusive; and (ii) determinations of the per Common Share amounts shall be adjusted for any Common Share subdivisions or consolidations during the relevant period.

(gg) "**especially affected series**" has the meaning ascribed thereto in Section 11.2(b)(i);

(hh) "**Event of Default**" has the meaning ascribed thereto in Section 8.1;

(ii) "**Extraordinary Resolution**" has the meaning ascribed thereto in Section 11.12(a);

(jj) "**Generally Accepted Accounting Principles**" means the generally accepted accounting principles used by the Corporation as adopted from time to time by the United States Securities and Exchange Commission;

(kk) "**Governmental Authority**" means any federal, provincial, territorial, local, regional or municipal government or regulatory body, or any department, agency or authority thereof and any agency, authority, instrumentality, regulatory body or court and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

(ll) "**Indenture Trustee**" means Olympia Trust Company or its successor or successors for the time being as trustee hereunder;

(mm) "**Initial Debentures** " has the meaning ascribed thereto in Section 2.4(a);

(nn) "**Interest Payment Date**" means a date specified in a Debenture as the date on which an installment of interest on such Debenture shall become due and payable;

(oo) "**Internal Procedures**" means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register for the registration of Debentures at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Indenture Trustee's internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Indenture Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(pp) "**Legended Debentures**" means Debentures bearing any of the legends provided for in Section 2.14;

(qq) "**Material Subsidiaries**" means Stem Holdings Oregon, Inc., OPCO, LLC, Yerba Oregon, LLC and YMY Ventures, LLC; and "**Material Subsidiary**" means any one of the them;

(rr) "**nominee**" means CDS & Co. or such other nominee of the Depository;

(ss) "**Officers' Certificate**" means a certificate of the Corporation signed by any two authorized officers and/or directors of the Corporation in their capacities as officers or directors of the Corporation, as the case may be, and not in their personal capacities;

(tt) "**Periodic Offering**" means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof, the conversion rates, the currency thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(uu) "**Person**" includes an individual, corporation, unlimited liability corporation, company, limited liability company, partnership, limited partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(vv) "**Private Placement Offering**" means the private placement offering by the Corporation of up to $11,500,000 of special warrants at a purchase price of $1,000 per special warrant;

(ww) "**Redemption Date**" has the meaning ascribed thereto in Section 4.4;

(xx) "**Redemption Notice**" has the meaning ascribed thereto in Section 4.3;

(yy) "**Redemption Price**" means, in respect of a Debenture, the dollar amount, excluding interest, payable upon the redemption of such Debenture (or a Debenture of any series of Debentures which are by their terms redeemable) in accordance with the provisions of Article 4;

(zz) "**Regulation S**" means Regulation S adopted by the United States Securities and Exchange Commission under the 1933 Act;

(aaa) "**Secured Creditor**" means a holder or holders of Secured Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

(bbb) "**Secured Indebtedness**" means the principal of, the premium (if any) and interest and other obligations on secured indebtedness, statutory liens (other than statutory liens where the party is defending same in good faith), secured bank or other institutional indebtedness, and secured project indebtedness, that is existing as at the date hereof, in each case owing by the Corporation, or renewals, extensions and refunding of such indebtedness, including, without limitation: (i) statutory liens; (ii) a mortgage, including any other customary security instrument, of the Corporation's real property); (iii) the financing and the constructions of the Corporation's facilities, where the lender's secured interest (if any) in the Corporation's assets is limited to the construction project being financed; (iv) capital leasing equipment for the operation of the Corporation's business where the lessor's secured interest (if any) in the Corporation's assets is limited to the assets financed by the capital lease; and (v) all costs and expenses incurred by or on behalf of the holder of any Secured Indebtedness in enforcing payment or collection of any Secured Indebtedness, including enforcing any security interest securing the same;

(ccc) "**Serial Meeting**" has the meaning ascribed thereto in Section 11.2(b)(i);

(ddd) **"Special Warrant Closing Date"** means December 27, 2018, or such other date upon which the Corporation completes an issuance of convertible debenture special warrants pursuant to the special warrant indenture dated December 27, 2018 between the Corporation and Olympia Trust Company and the agency agreement dated December 27, 2018 among the Corporation, Canaccord Genuity Corp. and Beacon Securities Limited;

(eee) **"Successor"** has the meaning ascribed thereto in Section 10.1(a);

(fff) **"Time of Expiry"** means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6 which is to be set forth for each series of Debentures which by their terms are to be convertible;

(ggg) **"Total Offer Price"** has the meaning ascribed thereto in Section 2.4(g)(i);

(hhh) **"trading day"** means, with respect to the CSE or other market for securities on which the securities of the Corporation are listed for trading, any day on which such exchange or market is open for trading or quotation;

(iii) **"United States"** means the United States of America, its territories and possessions, any State of the United States, or any political subdivision thereof, and the District of Columbia;

(jjj) **"U.S. Legend"** has the meaning ascribed thereto in Section 2.14(a); and

(kkk) **"Written Direction of the Corporation"** means an instrument in writing signed by any two officers and/or directors of the Corporation.

1.2 Meaning of "Outstanding"

Every Debenture certified and delivered by the Indenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Indenture Trustee for cancellation, conversion or redemption or monies and/or Common Shares or other securities or property, as the case may be, for the payment thereof shall have been set aside under Section 9.2, provided that:

(a) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c) for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly, indirectly, legally or equitably by the Corporation shall be disregarded except that:

(i) for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the Debentureholders present or represented at any meeting of Debentureholders, only the Debentures which the Indenture Trustee knows are so owned shall be so disregarded; and

(ii) Debentures so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Indenture Trustee the pledgee's right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his, her or its discretion free from the control of the Corporation and the pledgee's intention to exercise such right.

1.3 Interpretation

In this Indenture:

(a) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, respectively, and vice versa;

(b) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c) all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture and reference to subsections or clauses refer to paragraphs in the same section as the reference or clauses in the same subsection as the reference; and

(d) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4 Headings Etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5 Time of Essence

Time shall be of the essence of this Indenture.

1.6 Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. For greater certainty, whenever any payment of principal, premium, if any, or interest to be made hereunder shall be stated to be due on a day which is not a Business Day, then the Debentureholder shall not be entitled to payment of the amount due until the next succeeding Business Day and will not be entitled to interest or other payment in respect of such delay.

1.7 Applicable Law

This Indenture (as supplemented and amended from time to time) and the Debentures shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereto attorn to the jurisdiction of the courts of the Province of British Columbia.

1.8 Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.9 Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.10 Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule "A" be drawn up in the English language only. **Chacune des parties aux présentes reconnaît par les présentes avoir demandé que le présent acte et les documents connexes, y compris la débenture présentée aux annexe "B" ci-jointe, soient rédigés en anglais seulement, et avoir consenti.**

1.11 Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its Successors and assigns, whether expressed or not.

1.12 Severability

In case any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.13 Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

1.14 Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, Debentureholders, the directors (to the extent provided in Sections 1.15 and 8.10), to the holders of Common Shares, (to the extent provided in Article 5) the holders of Secured Indebtedness, and (to the extent provided in Section 7.8) Canaccord Genuity Corp., any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.15 No Personal Liability

The obligations of the Corporation under this Indenture are not personally binding upon any director, any registered or beneficial holder of Common Shares, or any annuitant under a plan of which a shareholder of the Corporation acts as trustee or carrier, resort shall not be had to, nor shall recourse or satisfaction be sought from, any of such persons or the private property of any such persons, and any recourse against any of such persons in any manner in respect of any indebtedness, obligation or liability of the Corporation arising hereunder or in connection herewith or from the matters to which this Indenture

relates, if any, including, without limitation, claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the assets of the Corporation.

ARTICLE 2
THE DEBENTURES

2.1 Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2 Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a) the designation of the Debentures of the series (which need not include the term "Debentures"), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b) any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 3.2 and 3.3);

(c) the date or dates on which the principal of the Debentures of the series is payable;

(d) the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e) the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f) the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i) any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j) any other events of default or covenants with respect to the Debentures of the series;

(k) whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l) the form and terms of the Debentures of the series, including, without limitation, if the Debentures of the series shall be in registered form;

(m) if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more global Debentures and, in such case, the Depository or Depositories for such global Debentures in whose name the global Debentures will be registered, and any circumstances, other than or in addition to those set forth in Section 2.9 or 3.2, or those applicable with respect to any specific series of Debentures, as the case may be, in which any such global Debenture may be exchanged for fully registered Debentures, or transferred to and registered in the name of a person other than the Depository for such global Debentures or a nominee thereof;

(n) if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o) any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein and in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided herein or in an indenture supplemental hereto.

2.3 Form of Debentures

(a) Debentures may be issued in certificated or uncertificated form. All Debentures bearing a legend within Section 2.14 shall be in certificated form only. All Debentures issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Debentureholders to be maintained by the Indenture Trustee in accordance with Section 2.8.

(b) Except in respect of the Initial Debentures, the form of which is provided for herein, Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures, as conclusively evidenced by their execution of such Debentures.

2.4 Form and Terms of Initial Debentures

(a) The first series of Debentures (the "**Initial Debentures**") authorized for issue immediately is limited to an aggregate principal amount of $12,075,000 and shall be designated as "8.00% Senior Unsecured Convertible Debentures".

(b) The Initial Debentures shall be dated as of the date of issue thereof, shall mature on the date (the "**Initial Debenture Maturity Date**") that is 24 months from the date of issuance of the Initial Debentures and shall bear interest (subject to the provisions of Section 2.11) from the applicable Special Warrant Closing Date to the Initial Debenture Maturity Date at the rate of 8.00% per annum, payable in equal semi-annual payments in arrears on June 30 and December 31 in each year, the first such payment to fall due on June 30, 2019 and to include interest accrued from the applicable Special Warrant Closing Date to, but excluding, June 30, 2019, and the last such payment to fall due on the Initial Debenture Maturity Date, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded, semi-annually. Interest will be computed on the basis of a 360 day year composed of twelve 30-day months.

(c) Other than in connection with a Change of Control as set forth in Section 2.4(g), the Initial Debentures shall not be redeemable by the Corporation.

(d) The Initial Debentures will be senior unsecured obligations of the Corporation and shall rank *pari passu* in right of payment of principal and interest with all other Debentures issued under this Indenture or other indentures supplemental to this Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other existing and future unsecured indebtedness of the Corporation. For greater certainty, the Initial Debentures will be subordinate to any Secured Indebtedness.

(e) Upon and subject to the provisions and conditions of Article 6, the holder of each Initial Debenture shall have the right, at such holder's option, at any time prior to 5:00 p.m. (Calgary time) on the earlier of: (i) the last Business Day immediately preceding the Initial Debenture Maturity Date; and (ii) the date fixed for redemption pursuant to a Change of Control (the earlier of which will be the "**Time of Expiry**" for the purposes of Article 6 in respect of the Initial Debentures), to convert the whole or, in the case of a Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Common Shares at the then applicable Conversion Price.

The Conversion Price in effect on the date hereof and that shall apply for each Common Share to be issued upon the conversion of the Initial Debentures shall be equal to $3.00 such that approximately 333.33 Common Shares shall be issued for each $1,000 principal amount of Initial Debentures so converted. Except as provided for below, no adjustment will be made for dividends or distributions on Common Shares issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion; however, the holder of an Initial Debenture so surrendered for conversion in accordance with Section 6.3 shall be entitled to receive in cash accrued and unpaid interest in respect thereof up to and including the Date of Conversion of the Initial Debentures. The Conversion Price applicable to the Common Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.4. For the Initial Debentures only, the provisions of Section 6.4 and any applicable adjustments to the Conversion Price shall apply from the date of this Indenture, notwithstanding that Initial Debentures may be issued by the Corporation on a date (or dates) that is subsequent to the date of this Indenture.

(f) The Initial Debentures shall be issued only in denominations of $1,000 and integral multiples of $1,000 and the Indenture Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures. The Initial Debentures may be issued in both certificated and uncertificated form. The Initial Debentures issued in certificated form shall be evidenced by certificates endorsed by the Indenture Trustee and shall be in substantially the form set forth in Schedule "A" hereto. The Initial Debentures shall bear such distinguishing letters and numbers as the Indenture Trustee may approve.

Interest on the Initial Debentures will be payable in accordance with Section 2.15.

(g) Subject to the provisions and conditions of this Section 2.4(g), Debentureholders will have the right to require the Corporation to repurchase the Initial Debentures on the date that is 30 days following the Corporation giving notice of a Change of Control. The terms and conditions of such obligation are set forth below:

(i) Within 10 Business Days of the occurrence of a Change of Control, the Corporation shall deliver to the Indenture Trustee, and the Indenture Trustee shall promptly deliver to the holders of the Initial Debentures, written notice: (A) describing the transaction or transactions that constitute the Change of Control (a "**Change of Control Notice**"); and (B) offering to purchase the Initial Debentures (the "**Change of Control Offer**"), on the date specified in the notice, which date will be 30 days from the date the Corporation provides the Change of Control Notice (the "**Change of Control Payment Date**"). Pursuant to the Change of Control Offer, the Corporation shall offer to purchase the Initial Debentures then outstanding from the holders thereof, in whole or in part at the option of the holders thereof, at a price per Initial Debentures equal to 105% of the principal amount thereof plus accrued and unpaid interest on such Initial Debentures up to, and including, the Change of Control Payment Date (the "**Total Offer Price**"). If such Change of Control Payment Date is after a record date for the payment of interest on Initial Debentures but on or prior to an Interest Payment Date, then the interest payable on such date will be paid to the holder of record of the Initial Debentures on the relevant record date. The Change of Control Offer shall specify the date and time on which such offer shall expire which may not be less than 5 Business Days prior to the Change of Control Payment Date.

(ii) The Corporation must comply with the requirements of Applicable Securities Legislation and regulations in connection with the repurchase of the Initial Debentures as a result of a Change of Control. To the extent that the provisions hereof governing the requirement to make or the method of making a Change of Control Offer directly conflict with any such Applicable Securities Legislation or regulations, the Corporation will be required to comply with such laws and regulations and will not be deemed to have breached such provisions hereof by virtue of compliance with such laws and regulations.

(iii) To accept the Change of Control Offer, a holder of Initial Debentures must deliver a written notice of such acceptance, in the form attached hereto as Schedule "B", to the Indenture Trustee not less than 5 Business Days prior to the Change of Control Payment Date together with: (A) the Initial Debentures with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer; or (B) if the Initial Debentures have been issued as global Debentures, a duly endorsed form of transfer.

(iv) If 90% or more of the aggregate principal amount of Initial Debentures outstanding on the date the Corporation provides the Change of Control Notice are tendered for purchase pursuant to the Change of Control Offer, the Corporation will have the right to elect to redeem all the Initial Debentures remaining outstanding at the Total Offer Price as at the Change of Control Payment Date (the "**90% Redemption Right**") and on the other terms and conditions provided herein.

(v) Upon receipt of notice that the Corporation has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Indenture Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Change of Control Offer that:

(A) the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Change of Control Offer at the Total Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price as at the Change of Control Payment Date;

(B) each such holder must surrender their Initial Debentures to the Indenture Trustee on the same terms as those holders that accepted the Change of Control Offer and must send their respective Initial Debentures to the Indenture Trustee within 10 days after the sending of such notice by the Indenture Trustee provided that with respect to a global Debenture, the obligation to surrender an Initial Debenture to the Indenture Trustee shall be satisfied if the Indenture Trustee makes a notation on the global Debenture of the principal amount thereof so transferred; and

(C) the rights of such holder under the terms of the Initial Debentures and this Indenture shall cease being effective as of the date of expiry of the Change of Control Offer provided the Corporation has, on or before the time of notifying the Indenture Trustee of the exercise of the 90% Redemption Right, paid the aggregate Total Offer Price to, or to the order of, the Indenture Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder thereof shall not have any right except to receive such holder's Total Offer Price upon surrender and delivery of such holder's Initial Debentures in accordance with the Indenture.

(vi) The Corporation shall on or before the Business Day immediately prior to the Change of Control Payment Date, deposit with the Indenture Trustee or any paying agent to the order of the Indenture Trustee, such sums of money as may be sufficient to pay the aggregate Total Offer Price of the Initial Debentures to be purchased or redeemed by the Corporation on the Change of Control Payment Date (less any tax required by law to be deducted). The Corporation shall also deposit with the Indenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Indenture Trustee in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Indenture Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Total Offer Price to which they are entitled (less any tax required by law to be deducted) on the Corporation's purchase. All Initial Debentures in respect of which payment of the Total Offer Price has been made shall be cancelled by the Indenture Trustee.

(vii) In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(g) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Total Offer Price, the Corporation shall execute and the Indenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(viii) Initial Debentures for which holders have accepted the Change of Control Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this Section 2.4(g) shall become due and payable at the Total Offer Price on the Change of Control Payment Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Payment Date, if the money necessary to

purchase or redeem, the Initial Debentures shall have been deposited as provided in this Section 2.4(g) and affidavits or other proofs satisfactory to the Indenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Indenture Trustee whose decision shall be final and binding upon all parties in interest.

(ix) Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(g) shall forthwith be delivered to the Indenture Trustee and cancelled and thereafter no longer considered to be outstanding and no Initial Debentures shall be issued in substitution therefor.

(x) In case the holder of any Initial Debentures to be purchased or redeemed in accordance with this Section 2.4(g) shall fail on or before the Change of Control Payment Date to surrender such holder's Initial Debentures or shall not within such time accept payment of the monies payable or give such receipt therefor, if any, as the Indenture Trustee may require, such monies may be set aside and held in trust, without interest, at the election of the Indenture Trustee in either the deposit department of the Indenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited upon surrender and delivery up of such holder's Initial Debentures. In the event that any money required to be deposited hereunder with the Indenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of 3 years less one (1) day from the Change of Control Payment Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Indenture Trustee or such depository or paying agent to the Corporation on its demand.

2.5 Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Indenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Indenture Trustee the documents referred to below in this Section 2.5 whereupon the Indenture Trustee shall certify such Additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Indenture Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Additional Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Additional Debentures, the Indenture Trustee shall be entitled to receive and shall be fully protected in acting and relying upon, unless and until such documents have been superseded or revoked:

(a) an Officers' Certificate, executed supplemental indenture and/or a resolution of the directors by or pursuant to which the form and terms of such Additional Debentures were established;

(b) a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Additional Debentures of a series subject to a Periodic Offering:

(i) such Written Direction of the Corporation may be delivered by the Corporation to the Indenture Trustee prior to the delivery to the Indenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii) the Indenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Indenture Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii) the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv) if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c) an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d) an Officers' Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 13.5), have been complied with subject to the delivery of any documents or instruments specified in such Officers' Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6 Issue of Global Debenture

(a) The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Indenture Trustee at the time of issue of such Debentures.

(b) Each Depository designated for a global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debentures, and under any other applicable legislation.

2.7 Execution of Debentures

(a) All Certificated Debentures shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile signature upon a Certificated Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Certificated Debenture as a director or officer may no longer hold such office at the date of the Certificated Debenture or at the date of the certification and delivery thereof, such Certificated Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

(b) At the time of the initial Authentication of an Uncertificated Debenture, it shall be deemed to be signed by one authorized director or officer of the Corporation holding office at the time of signing upon the execution by any such officer or director of a Written Direction of the Corporation to Authenticate the Uncertificated Debentures. Upon the entry of such Uncertificated Debentures on the records of the Indenture Trustee, then all Authenticated Uncertificated Debentures initially issued and issued in exchange therefore or in substitution thereof shall be valid and binding upon the Corporation and the holders thereof shall be entitled to the benefits of this Indenture.

2.8 Certification

(a) Only such Debentures as shall have been Authenticated shall be enforceable against the Corporation and entitled to the benefits of this Indenture at any time or be valid or obligatory for any purpose.

(b) Authentication by the Indenture Trustee of any fully registered Debentures executed by the Corporation shall be conclusive evidence that the holder is entitled to the benefits of this Indenture.

(c) No fully registered Debenture shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Indenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Indenture Trustee. Such Authentication on any such fully registered Debenture shall be conclusive evidence that such fully registered Debenture is duly Authenticated and is valid and binding obligation of the Corporation that the holder is entitled to the benefits of this Indenture. The Authentication by the Indenture Trustee on any such fully registered Debenture hereunder shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or of such Debenture or its issuance (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

(d) The Indenture Trustee shall Authenticate Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer, partial payment, redemption or conversion or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Debenture has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture.

(e) No Uncertificated Debenture shall be considered issued, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the records of the Indenture Trustee of the particulars of the Uncertificated Debenture. Such entry of the particulars of an Uncertificated Debenture shall be conclusive evidence that such Uncertificated Debenture is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. Authenticating by way of entry on the records of the Indenture Trustee shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture or of such Debentures or its Authentication (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Uncertificated Debentures or any of them or the proceeds thereof.

2.9 Interim Debentures

(a) Pending the preparation and delivery to the Indenture Trustee of definitive Debentures, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth), and the Indenture Trustee may certify, interim printed, mimeographed or typewritten Debentures in such form and in such denominations and with such appropriate insertions, omissions, substitutions and variations as the Indenture Trustee and the Corporation may approve (such approval to be conclusively evidenced by the certification of such Debentures by or on behalf of the Indenture Trustee and the signature thereof, either manual or in facsimile, by any trustee or officer of the Corporation) entitling the holders thereof to definitive Debentures in any authorized denominations when the same are prepared and ready for delivery, without expense to the holders, but the total amount of interim Debentures shall not exceed the aggregate principal amount of Debentures authorized to be issued hereunder. Forthwith after the issuance of any such interim Debentures the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the holders of such interim Debentures.

(b) Any such interim Debentures when duly issued shall, until exchanged for definitive Debentures, entitle the holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. When exchanged for definitive Debentures such interim Debentures shall forthwith be cancelled by the Indenture Trustee.

2.10 Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Indenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Indenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction, the applicant for a substituted Debenture shall furnish to the Corporation and to the Indenture Trustee such evidence of ownership, the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11 Concerning Interest

(a) All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment on the Initial Debentures): (i) from and including their issue date; or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series whichever shall be later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date.

(b) Unless otherwise specifically provided in the terms of the Debentures of any series, and subject to Section 2.4(b) with respect to the method of calculating the amount of interest in respect of the initial interest payment on the Initial Debentures, interest shall be computed on the basis of a year of 360 days composed of twelve 30-day months. With

respect to any series of Debentures, whenever interest is computed on the basis of a year (the "**deemed year**") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the *Interest Act* (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12 Debentures to Rank *Pari Passu*

The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank *pari passu* with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, will rank *pari passu* or in priority in right of payment, as the case may be, to other present and future unsecured indebtedness of the Corporation. For greater certainty, the Debentures shall be subordinate to Secured Indebtedness.

2.13 Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Indenture Trustee a Debt Account for each series of Debentures. Each such Debt Account shall be maintained by and be subject to the control of the Indenture Trustee for the purposes of this Indenture. On or before 9:00 a.m. (Calgary time) on each maturity date for Debentures outstanding from time to time under this Indenture, the Corporation will deposit in the applicable Debt Account an amount sufficient to pay the amount payable in respect of such Debentures (less any tax required by law to be deducted). The Indenture Trustee, on behalf of the Corporation will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Indenture Trustee designated for such purpose from time to time by the Corporation and the Indenture Trustee. The deposit or making available of such amounts to the applicable Debt Account will satisfy and discharge the liability of the Corporation for the Debentures to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any tax deducted as aforesaid) and such Debenture will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which it is entitled.

2.14 Legends on the Debentures and Common Shares

(a) All Certificated Debentures and the Common Shares issuable upon conversion thereof, and any certificates issued in replacement thereof or substitution therefor, shall, until such time as the same is no longer required under Applicable Securities Laws, bear a legend in substantially the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE]."

(b) All Certificated Debentures and the Common Shares issuable upon conversion thereof issued and sold in the United States, as well as all Debentures and the Common Shares issuable upon conversion thereof issued in exchange for or in substitution of the foregoing certificated securities, shall, until such time as the same is no longer required under Applicable Securities Laws, bear the following legend (the "**U.S. Legend**"):

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN AND

WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

[*For Debentures, add:* "THIS DEBENTURE MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS DEBENTURE AND SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."]

(c) Prior to the issuance of the Debentures, the Corporation shall notify the Indenture Trustee, in writing, concerning which Debentures are to bear any of the legends provided for in this Section 2.14. The Indenture Trustee will thereafter maintain a list of all registered holders from time to time of Legended Debentures.

(d) The Indenture Trustee shall be entitled to act and rely on the address provided on the form of transfer of a Debenture in determining the residency of the transferee thereof for purposes of determining the applicability of the legends in Section 2.14.

(e) Notwithstanding the legend requirements in Section 2.14 (b) above, the Debentures (and the Common Shares issued upon conversion of such Debentures) may be issued without such restrictive legends: (i) while a registration statement covering the resale of the Debentures (and, as applicable, the Common Shares issuable upon conversion thereof) is effective; (ii) if the Debentures (or the Common Shares issuable upon conversion thereof) are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, and an opinion of counsel of recognized standing delivers in form and substance satisfactory to the Corporation, an opinion to the Corporation and the Indenture Trustee to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act; or (iii) if, in the opinion of counsel to the Corporation, a legend is not required under applicable requirements of the U.S. Securities Act (including judicial

interpretations and pronouncements issued by the staff of the United States Securities and Exchange Commission).

2.15 Payment of Interest

The following provisions shall apply to Debentures, except as otherwise specified in Section 2.4 or in a resolution of the directors, Officers' Certificate or supplemental indenture relating to a particular series of Additional Debentures:

(a) As interest becomes due on each Debenture (except at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Indenture Trustee or any agent of the Indenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Indenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Indenture Trustee at the close of business on the last Business Day of the month preceding the month of the applicable Interest Payment Date and addressed to the holder at the holder's last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque such cheque shall be forwarded at least one Business Day prior to the Interest Payment Date and if payment is made by other means (such as electronic transfer of funds, provided the Indenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the Interest Payment Date. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture for the applicable period, unless in the case of payment by cheque, such cheque be not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Indenture Trustee with the same effect as though payment had been made in the manner provided above. For greater certainty, the Indenture Trustee will only make payment when fully funded by the Corporation.

(b) Notwithstanding Section 2.15(a), if a series of Debentures is represented by one or more global Debentures, then all payments of interest on the global Debentures shall be made on or before the Interest Payment Date by electronic funds transfer to the Depository or its nominee by 10:00 a.m. (Calgary time) for subsequent payment to holders of interests in that global Debenture, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Indenture Trustee or any agent of the Indenture Trustee for any Debenture issued as a global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests. For greater certainty, the Indenture Trustee will only make payment when fully funded by the Corporation.

2.16 Mandatory Withholding

Notwithstanding any other provision in this Indenture, if the Corporation or Indenture Trustee or any other Person (each a "**Payor**") is so required to withhold or deduct any amount for or on account of taxes from any amount paid or credited (including the issuance of any shares on conversion, redemption or repayment or otherwise), under or with respect to the Debentures, such Payor shall be entitled to make such withholding or deduction from the amount that would otherwise be paid or credited. The Payor may take whatever means are required to satisfy such obligation to withhold or deduct, including, but not limited to, the sale of any Common Shares that may otherwise be issued to such holder. Any amount withheld or deducted pursuant to this Section 2.16 shall constitute a payment, which satisfies and discharges the liability of the Corporation for the Debentures to which the withholding or deduction relates to the extent of the amount so withheld or deducted. For greater certainty, no additional amount or gross up will be paid with respect to such taxes so withheld or deducted.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1 Fully Registered Debentures

(a) With respect to each series of Debentures issuable as fully registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Indenture Trustee in Calgary, Alberta and by the Indenture Trustee or such other registrar as the Corporation, with the approval of the Indenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Indenture Trustee, a register in which shall be entered the names and addresses of the holders of fully registered Debentures and particulars of the Debentures held by them respectively and of all transfers of fully registered Debentures. Such registration shall be noted on the Debentures by the Indenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b) No transfer of a fully registered Debenture shall be valid unless made on such register by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Indenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Indenture Trustee and upon compliance with such other reasonable requirements as the Indenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Indenture Trustee or other registrar.

3.2 Global Debentures

(a) With respect to each series of Debentures issuable in whole or in part as one or more global Debentures, the Corporation shall cause to be kept by and at the principal office of the Indenture Trustee in Calgary, Alberta and by the Indenture Trustee or such other registrar as the Corporation, with the approval of the Indenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Indenture Trustee, a register in which shall be entered the name and address of the holder of each such global Debenture (being the Depository, or its nominee, for such global Debenture) as holder thereof and particulars of the global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not global Debentures, the provisions of Section 3.1 or 3.3, whichever are applicable, shall govern with respect to registrations and transfers of such Debentures.

(b) Notwithstanding any other provision of this Article 3, a global Debenture may not be transferred by the registered holder thereof and accordingly no definitive certificates shall

be issued to Beneficial Holders except in the following circumstances or as otherwise specified in the supplemental indenture relating to a particular series of Debentures:

(i) a global Debenture may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii) a global Debenture may be transferred at any time after the Depository for such global Debenture has notified the Corporation that it: (A) is unwilling or unable to continue as Depository for such global Debenture; or (B) ceases to be eligible to be a Depository under Section 2.6(b) , provided that at the time of such transfer the Corporation has not appointed a successor Depository for such global Debenture;

(iii) a global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such global Debenture and has communicated such determination to the Indenture Trustee in writing;

(iv) a global Debenture may be transferred at any time after the Indenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a global Debenture, provided that at the time of such transfer the Indenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v) a global Debenture may be transferred if required by applicable law; and

(vi) a global Debenture may be transferred if the book-entry only registration system ceases to exist.

(c) With respect to the global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):

(i) the Corporation and the Indenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii) the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii) the Depository will make book-entry transfers among the Depository Participants; and

(iv) whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders or a series of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Indenture Trustee.

(d) Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial

Holders pursuant to this Section 3.2, the Indenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Indenture Trustee shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the global Debentures and receipt of new registration instructions from the Depository, the Indenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3 Transferee Entitled to Registration

The transferee of a registered Debenture shall be entitled, after the appropriate form of transfer is lodged in good order with the Indenture Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4 No Notice of Trusts

Neither the Corporation nor the Indenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5 Registers Open for Inspection

The registers referred to in Sections 3.1, 3.2 and 3.3 shall at all reasonable times, during regular business hours of the Indenture Trustee, be open for inspection by the Corporation, the Indenture Trustee or any Debentureholder. Every registrar, including the Indenture Trustee, shall from time to time when requested so to do by the Corporation or by the Indenture Trustee, in writing, furnish the Corporation or the Indenture Trustee, as the case may be, with a list of names and addresses of holders of fully registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder.

3.6 Exchanges of Debentures

(a) Debentures in any authorized form or denomination, other than global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b) Debentures of any series may be exchanged only at the principal office of the Indenture Trustee in the City of Calgary, Alberta or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Indenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Indenture Trustee. The Corporation shall execute and the Indenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Indenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Indenture Trustee and the Corporation from time to time), and payment of such charges and reimbursement of the Indenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture; or

(b) for any exchange, after such period, of fully registered Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, in fully registered form, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to the foregoing paragraph (a).

3.8 Ownership of Debentures

(a) Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b) The registered holder for the time being of any fully registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Indenture Trustee for the same and neither the Corporation nor the Indenture Trustee shall be bound to inquire into the title of any such registered holder.

(c) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Indenture Trustee, any Debenture registrar and to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1 Applicability of Article

(a) The Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, by payment of money, any Debentures, other than the Initial Debentures, issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series, including the Initial Debentures) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officers' Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

(b) Notwithstanding any other provision of this Indenture, the provisions of this Article 4 shall not apply to the Initial Debentures, other than Section 4.8 as it relates to the ability of the Corporation to purchase the Initial Debentures in the open market.

4.2 Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Indenture Trustee on a *pro rata* basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Indenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, the Corporation shall execute and the Indenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered. Unless the context otherwise requires, the terms "Debenture" or "Debentures" as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3 Notice of Redemption

Except where the Corporation exercises its 90% Redemption Right (in which case Section 2.4(g)(iv) shall apply), notice of redemption (the "**Redemption Notice**") of any series of Debentures shall be given to the Indenture Trustee not more than 60 days nor less than 30 days prior to the Redemption Date in the manner provided in Section 12.2. The Indenture Trustee shall promptly give such Redemption Notice to the holders of Debentures of such series. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a) in the case of a notice mailed to a registered Debentureholder, the distinguishing letters and numbers of the fully registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b) in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c) in the case of a global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Indenture Trustee and the Corporation; and

(d) in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are fully registered Debentures, publication shall not be required.

Notwithstanding any provisions made in this Indenture with respect to redemptions, either full (at maturity or otherwise) or partial, or conversions, the expiry dates, payment dates and other acts that may be required to be done in connection with this Indenture, may be altered due to the internal procedures and processes with respect to cut-off times of the Depository. It is understood and agreed to by the parties hereto that the Indenture Trustee shall have no responsibility in connection with any cut-off time imposed by the Depository.

4.4 Debentures Due on Redemption Dates

Subject to Section 2.4(g) with respect to the calculation of interest in connection with the redemption of the Initial Debentures, notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price together with accrued but unpaid interest to but excluding the Redemption Date, on the redemption date specified in such Redemption Notice (the "**Redemption Date**"), in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Indenture Trustee as to the publication and/or mailing of such notices shall have been lodged in good order with it and interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Indenture Trustee whose decision shall be final and binding upon all parties in interest.

4.5 Deposit of Redemption Monies

Subject to Section 2.4(g) with respect to the calculation of interest in connection with the redemption of the Initial Debentures, redemption of Debentures shall be provided for by the Corporation depositing with the Indenture Trustee or any paying agent to the order of the Indenture Trustee, at least one Business Day prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus all accrued and unpaid interest thereon to but excluding the Redemption Date. The Corporation shall also deposit with the Indenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Indenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Indenture Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium, if any, and interest, if any, to which they are respectively entitled on redemption.

4.6 Failure to Surrender Debentures Called for Redemption

Subject to Section 2.4(g) with respect to the calculation of interest in connection with the redemption of the Initial Debentures, in case the holder of any Debenture called for redemption shall fail on or before the Redemption Date to surrender such holder's Debenture, or shall not within such time accept payment of

the redemption monies payable or give such receipt therefor, if any, as the Indenture Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Indenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited or both, as applicable, upon surrender and delivery up of such holder's Debenture, of the Redemption Price of such Debenture plus such interest thereon, if any, as the depository may allow, plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money required to be deposited hereunder with the Indenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of three years less one (1) day from the Redemption Date, then such monies together with any accumulated interest shall at the end of such period be paid over by the Indenture Trustee or such depository or paying agent to the Corporation on its demand, thereupon the Indenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money due from the Corporation.

4.7 Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.8 as to Debentures redeemed or purchased in part, all Debentures redeemed or purchased and paid under this Article 4 shall forthwith be delivered to the Indenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.8 Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract at any price, subject to compliance with Applicable Securities Legislation regarding issuer bid requirements. All Debentures so purchased, may, at the option of the Corporation, be delivered to the Indenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

ARTICLE 5
SUBORDINATION OF DEBENTURES

5.1 Applicability of Article

The indebtedness, liabilities and obligations of the Corporation hereunder or under the Debentures, whether on account of principal, premium, if any, interest or otherwise (collectively, the "**Debenture Liabilities**"), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5, to the full and final payment of all Secured Indebtedness, and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

5.2 Order of Payment

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Corporation, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding-up of the Corporation, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Corporation:

(a) all Secured Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities;

(b) any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Indenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Secured Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Secured Indebtedness may have been issued, to the extent necessary to pay all Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Secured Indebtedness; and

(c) the Secured Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of the Corporation's assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Indenture Trustee or any requirement to account to the Indenture Trustee or the Debentureholders.

5.3 Subrogation to Rights of Holders of Secured Indebtedness

Subject to the prior payment in full of all Secured Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Secured Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Secured Indebtedness, shall, as between the Corporation, its creditors other than the holders of Secured Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Secured Indebtedness or on account of the Secured Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Secured Indebtedness, on the other hand.

The Indenture Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Secured Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any Secured Indebtedness or in any other manner to require the orderly disposition of property, assets or security in connection with the exercise by the Secured Creditors of any rights, remedies or recourses available to them.

5.4 Obligation to Pay not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Secured Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Secured Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Secured Indebtedness.

5.5 No Payment if Secured Indebtedness in Default

Upon the maturity of any Secured Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Secured Indebtedness, then, except as provided in Section 5.8, all such Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Debenture Liabilities.

In case of a circumstance constituting a default or event of default with respect to any Secured Indebtedness permitting (whether at that time or upon notice, lapse of time, or satisfaction of any other condition precedent) a Secured Creditor to demand payment or accelerate the maturity thereof where the notice of such default or event of default has been given by or on behalf of the holders of Secured Indebtedness to the Corporation or the Corporation otherwise has knowledge thereof, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation (except as provided in Section 5.8) with respect to the Debenture Liabilities and neither the Indenture Trustee nor the holders of Debentures shall be entitled to demand, institute proceedings for the collection of (which shall, for certainty include proceedings related to an adjudication or declaration as to the insolvency or bankruptcy of the Corporation and other similar creditor proceedings), or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default or event of default (except as provided in Section 5.8), and unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Secured Indebtedness shall have become due and payable, shall be paid over to, the holders of the Secured Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Secured Indebtedness remaining unpaid until all such Secured Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Secured Indebtedness.

The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.6 Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Sections 5.2 or 5.5, any payment of principal of or, premium, if any, or interest on the Debentures. The fact that any such payment is prohibited by Sections 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Sections 5.2 or 5.5, the application by the Indenture Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.7 Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Indenture Trustee his attorney-in-fact for any and all such purposes. Upon request of the Corporation, and upon being furnished an Officers' Certificate stating that one or more named persons are Secured Creditors and specifying the amount and nature of the Secured

Indebtedness of such Secured Creditor, the Indenture Trustee shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officers' Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as a Secured Creditor and for such other matters, such as an agreement not to amend the provisions of this Article 5 and the definitions herein without the consent of such Secured Creditor, as the Secured Creditor may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Secured Indebtedness, however, nothing herein shall impair the rights of any Secured Creditor who has not entered into such an agreement.

5.8 Knowledge of Indenture Trustee

Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Indenture Trustee will not be charged with knowledge of any Secured Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Indenture Trustee, or the taking of any other action by the Indenture Trustee, unless and until the Indenture Trustee has received written notice thereof from the Corporation, any Debentureholder or any Secured Creditor.

5.9 Indenture Trustee may Hold Secured Indebtedness

The Indenture Trustee is entitled to all the rights set forth in this Article 5 with respect to any Secured Indebtedness at the time held by it, to the same extent as any other holder of Secured Indebtedness, and nothing in this Indenture deprives the Indenture Trustee of any of its rights as such holder.

5.10 Rights of Holders of Secured Indebtedness Not Impaired

No right of any present or future holder of any Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11 Altering the Secured Indebtedness

The holders of the Secured Indebtedness have the right to extend, renew, modify or amend the terms of the Secured Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Indenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

5.12 Right of Debentureholder to Convert not Impaired

The subordination of the Debentures to the Secured Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.13 Invalidated Payments

In the event that any of the Secured Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Secured Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Secured Indebtedness is repaid in full, provided that such reinstatement shall not give

the Secured Creditors any rights or recourses against the Indenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

ARTICLE 6
CONVERSION OF DEBENTURES

6.1 Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction on the conversion of Debentures of such series) will be convertible into Common Shares or other securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officers' Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.5.

6.2 Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation's offer, respectively.

6.3 Manner of Exercise of Right to Convert

(a) A Debentureholder desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Indenture Trustee at its principal office in the City of Calgary, Alberta, together with the conversion form on the back of such Debenture or any other written notice in a form satisfactory to the Indenture Trustee, in either case duly executed by the Debentureholder or such Debentureholder's executors or administrators or other legal representatives or such Debentureholder's attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Indenture Trustee, exercising such Debentureholder's right to convert such Debenture in accordance with the provisions of this Article. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Indenture Trustee, such Debentureholder's nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.3(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, such Debentureholder's nominee(s) or assignee(s), a certificate or certificates (or such other of evidence of security ownership as determined by the Corporation) for such Common Shares.

(b) For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the "**Date of Conversion**") on which it is so

surrendered in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Indenture Trustee at its office specified in subsection (a) of this Section; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c) Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d) The holder of any Debenture of which only a part is converted shall, upon the exercise of such Debentureholder's right of conversion surrender the said Debenture to the Indenture Trustee, and the Indenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

(e) Except as may be otherwise expressly provided for at the time of issue of such Debentures, as expressed in this Indenture, in such Debentures, in an Officers' Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, the holder of a Debenture surrendered for conversion in accordance with this Section 6.3 shall be entitled to receive accrued and unpaid interest in respect thereof from and including the most recent Interest Payment Date up to and including the Date of Conversion of such Debenture and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection (b) of this Section 6.3, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

6.4 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a) If and whenever at any time prior to the Time of Expiry the Corporation shall: (i) subdivide or redivide the outstanding Common Shares into a greater number of shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or distributions paid in the ordinary course), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.4(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of

calculating the number of Common Shares under subsections (b) and (c) of this Section 6.4.

(b) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. For greater certainty, no adjustment shall be made pursuant to this Section 6.4(b) for the issuance of securities under the Corporation's stock option plan or existing employment agreements. To the extent that any such rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be.

(c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares and other than shares distributed to holders of Common Shares who have elected to receive dividends or distributions in the form of such shares in lieu of dividends and other than distributions paid in the ordinary course; (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into Common Shares); (iii) evidences of its indebtedness; or (iv) assets (excluding, in each case, distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the directors with the approval of the Indenture Trustee, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

(d) If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 6.4(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation or a take-over bid resulting in the acquisition of all or substantially all of the outstanding Common Shares of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, or take-over bid, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of Common Shares, shares or other securities or property (including cash) of the Corporation or of the Person or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up or takeover bid or arrangement, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or take-over bid, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the directors to give effect to or to evidence the provisions of this Section 6.4(d), the Corporation, its Successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or take-over bid, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares or other securities or property (including cash) to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Indenture Trustee pursuant to the provisions of this Section 6.4(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 14 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Indenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.4(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales, conveyances, liquidations, dissolutions, winding-up or take-over bids.

(e) In any case in which this Section 6.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the

provisions of this subsection (e), have become the holder of record of such additional Common Shares pursuant to Section 6.3(b).

(f) The adjustments provided for in this Section 6.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g) For the purpose of calculating the number of Common Shares of the Corporation outstanding, shares owned by or for the benefit of the Corporation shall not be counted.

(h) In the event of any question arising with respect to the adjustments provided in this Section 6.4, such question shall be conclusively determined by the directors and such determination shall be binding upon the Corporation, the Indenture Trustee, and the Debentureholders.

(i) In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.4, which in the opinion of the directors would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors, subject to the prior written consent of the CSE (or, if the Common Shares are not listed thereon, such stock exchange on which the Common Shares are listed), as the directors in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(j) Subject to the prior regulatory approval, no adjustment in the Conversion Price shall be made in respect of any event described in subsections 6.4(a) (other than subsection 6.4(a)(i) and (ii)), 6.4(b), or 6.4(c) if the holders of the Debentures are entitled to participate in such event as though they had converted their Debentures prior to the applicable record date or effective date, as the case may be, of such event.

(k) Except as stated above in this Section 6.4, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price on the date of issuance or the then applicable Conversion Price.

6.5 No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the number of Common Shares so issuable shall be rounded down to the nearest whole number.

6.6 Corporation to Reserve Shares

The Corporation covenants with the Indenture Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose

of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Indenture Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.7 Cancellation of Converted Debentures

All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Indenture Trustee and no Debenture shall be issued in substitution therefor.

6.8 Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.4, deliver an Officers' Certificate to the Indenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Corporation and acceptable to the Indenture Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 12.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 6.8 covering all the relevant facts in respect of such event and if the Indenture Trustee approves, no such notice to the Debentureholders need be given under this Section 6.8.

6.9 Notice of Special Matters

The Corporation covenants with the Indenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Indenture Trustee, and to the Debentureholders in the manner provided in Section 12.2, of its intention to fix a record date for any event referred to in Section 6.4(a), 6.4(b) or 6.4(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

6.10 Protection of Indenture Trustee

Subject to Section 13.3, the Indenture Trustee:

(a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares, share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

ARTICLE 7
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Indenture Trustee for the benefit of the Indenture Trustee and the Debentureholders as follows:

7.1 To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2 To Carry on Activities

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities in a proper and efficient manner; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence or the existence of a Successor and rights provided that the Corporation may dispose of any assets or allow to lapse any of its rights if in the opinion of the Corporation it would be advisable and in the best interests of the Corporation to do so.

7.3 To Pay Indenture Trustee's Remuneration

The Corporation will pay the Indenture Trustee reasonable remuneration for its services as Indenture Trustee hereunder and will repay to the Indenture Trustee on demand all monies which shall have been paid by the Indenture Trustee in connection with the execution of the trusts hereby created and such monies including the Indenture Trustee's remuneration, shall be payable out of any funds coming into the possession of the Indenture Trustee in priority to any of the Debentures or interest thereon. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of the court.

7.4 To Give Notice of Default

The Corporation shall notify the Indenture Trustee in writing, specifying the nature of the Event of Default, immediately upon obtaining knowledge of any Event of Default hereunder.

7.5 No Distributions on Common Shares if Event of Default

The Corporation shall not declare or make any distribution to the holders of its issued and outstanding Common Shares or make any repurchase of Common Shares after the occurrence of an Event of Default unless and until such default shall has been cured or waived or shall have ceased to exist.

7.6 To Maintain Listings

The Corporation will use its reasonable commercial efforts to maintain the listing of the Common Shares on the CSE or any other recognized stock exchange; provided that, for greater certainty, the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction pursuant to which all or substantially all of the Corporation's outstanding Common Shares would be acquired by another Person or carrying out a transaction to which Article 10 would apply if carried out in compliance with

Article 10 even if as a result of any such transaction the Common Shares would cease to be listed on the CSE or any other stock exchange.

7.7 To Give Notice of Change of Control

The Corporation shall notify the Indenture Trustee in writing, specifying the nature of the Change of Control, immediately upon obtaining knowledge of any Change of Control.

7.8 Restriction on Additional Debt

(a) Subject to Section 7.8(b) below, notwithstanding any other provision of this Indenture, following the date hereof and for so long as any Initial Debentures remain outstanding the Corporation shall not, and shall not permit its subsidiaries, to incur or assume additional indebtedness, or create, assume or permit to exist any new lien or encumbrance on any assets or property of the Corporation or its subsidiaries that secures indebtedness, without the prior consent of Canaccord Genuity Corp., which consent will not be unreasonably withheld or delayed.

(b) Notwithstanding Section 7.8(a) above, the Corporation or its subsidiaries shall be entitled to incur additional indebtedness and to create, assume or permit to exist liens or encumbrances securing additional debt, without the consent of Canaccord Genuity Corp., provided that such additional indebtedness constitutes Secured Indebtedness or any renewal, extension or refunding thereof.

(c) If the Corporation will seek consent directly from the Debentureholders, the Corporation will provide the Indenture Trustee with all necessary documentation to complete its records.

ARTICLE 8
DEFAULT

8.1 Events of Default

Each of the following events constitutes, and is sometimes referred to as, an "**Event of Default**":

(a) failure for 10 days to pay interest on the Debentures when due;

(b) failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise;

(c) if a decree or order of a court having jurisdiction is entered adjudging the Corporation or any Material Subsidiary a bankrupt or insolvent any bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of the property of, the Corporation or any Material Subsidiary, or appointing a receiver of, or of any substantial part of the property of, the Corporation or any Material Subsidiary or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(d) if the Corporation or any Material Subsidiary institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under any bankruptcy, insolvency or analogous laws, or consents to the appointment of a receiver of, or of any substantial part of the property of, the Corporation or any Material Subsidiary or makes a general assignment for the benefit of creditors, or shall be unable or admits in writing to its inability to pay its debts generally as they become due or becomes insolvent;

(e) if a resolution is passed for the winding-up or liquidation of the Corporation or any Material Subsidiary except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed;

(f) if, after the date of this Indenture, the Corporation or any Material Subsidiary proposes to its creditors generally, or any proceedings with respect to the Corporation or any Material Subsidiary are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation or any Material Subsidiary generally, under the applicable legislation of any jurisdiction;

(g) if any covenant of the Corporation is breached by the Corporation and is not cured within 30 days of such breach; or

(h) if the Corporation fails to deliver Common Shares upon conversion of any Debentures.

in each and every such event the Indenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding (or if the Event of Default shall exist only in respect of one or more series of Debentures then outstanding, then upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures of such series then outstanding), subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and premium, if any, and interest on all Debentures then outstanding (or, as the case may be, on all Debentures of such series outstanding) and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Indenture Trustee, anything therein or herein to the contrary notwithstanding, and the Corporation shall forthwith pay to the Indenture Trustee for the benefit of the applicable Debentureholders such principal, accrued and unpaid interest and all other monies outstanding hereunder, together with interest at the rate borne by the Debentures on such principal and interest and such other monies from the date of the said declaration until payment premium, if any, is received by the Indenture Trustee. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any monies so received by the Indenture Trustee shall be applied in the manner provided in Section (a).

For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 refer to Debentures of that particular series.

For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply *mutatis mutandis* to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2 Notice of Events of Default

If an Event of Default shall occur and be continuing the Indenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.2, provided that notwithstanding the foregoing, unless the Indenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Indenture Trustee shall not be required to give such notice if the Indenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

8.3 Waiver of Default

Upon the happening of any Event of Default hereunder:

(a) the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of 51% of the principal amount of Debentures then outstanding to instruct the Indenture Trustee to waive any Event of Default and to cancel any declaration made by the Indenture Trustee pursuant to Section 8.1 and the Indenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing, if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of not less than 51% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Indenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b) the Indenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made upon such terms and conditions as the Indenture Trustee may have been advised.

No such act or omission either of the Indenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4 Enforcement by the Indenture Trustee

(a) Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, in case the Corporation shall fail to pay to the Indenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Indenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Indenture Trustee hereunder to obtain or enforce payment of the said principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Indenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Indenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Indenture Trustee shall deem expedient.

(b) The Indenture Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Indenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the

Indenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Indenture Trustee, in order to have the respective claims of the Indenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Indenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(c) The Indenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(d) All rights of action hereunder may be enforced by the Indenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto.

(e) Any such suit or proceeding instituted by the Indenture Trustee shall be brought in the name of the Indenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Indenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5 No Suits by Debentureholders

(a) No Debentureholder shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Indenture Trustee written notice of the happening of an Event of Default hereunder; (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% of the principal amount of the Debentures then outstanding shall have made a request to the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; (c) the Debentureholders or any of them shall have furnished to the Indenture Trustee, when so requested by the Indenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and (d) the Indenture Trustee shall have failed to act within a reasonable time after such notification and request and such notification and request are hereby declared in every such case, at the option of the Indenture Trustee, to be conditions precedent to any such proceeding.

(b) Notwithstanding Section 8.5(a), provided that (i) all of the issued and outstanding Initial Debentures are in the form of fully registered Debentures and not held by the Depository or its nominee; and (ii) no other Additional Debentures have been issued pursuant to this Indenture, the provisions of Section 8.5(a) shall not apply to the Initial Debentures, and the holders of the Initial Debentures shall have the right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Initial Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy laws or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, and in such circumstances the Indenture Trustee shall be discharged from all obligations under Section 8.5(a) in respect of the Initial Debentures. For greater certainty, notwithstanding any other terms of this Indenture, if any holder of Initial Debentures has instituted any action, suit or proceeding pursuant to this 8.5(b), the Indenture Trustee shall not institute any action, suit or proceeding in respect of Section 8.5(a) herein.

8.6 Application of Monies by Indenture Trustee

Except as herein otherwise expressly provided, any monies received by the Indenture Trustee from the Corporation pursuant to the foregoing provisions of this Article, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Indenture Trustee available for such purpose, as follows:

(a) first, in payment or in reimbursement to the Indenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Indenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b) second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to the Debentureholders, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and premium (if any) and interest as may be directed by such resolution; and

(c) third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal of or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any wholly owned subsidiary thereof (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any wholly owned subsidiary thereof but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal and interest on all Debentures which are not so held.

8.7 Distribution of Proceeds

Payments to Debentureholders pursuant to clause (b) of Section 8.6 shall be made as follows:

(a) At least 15 days' notice of every such payment shall be given in the manner provided in Section 12.2 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal, premium (if any) and interest.

(b) Payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Indenture Trustee may dispense with presentation and surrender for endorsement in any special case upon such indemnity being given as it shall deem sufficient.

(c) From and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing be duly presented on or after the date so specified and payment of such amount is not made.

(d) The Indenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Indenture Trustee may think necessary to provide for the payments mentioned in clause (a) of Section 8.6, is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.8 Remedies Cumulative

No remedy herein conferred upon or reserved to the Indenture Trustee, or upon or to the Debentureholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.9 Judgment Against the Corporation

The Corporation covenants and agrees with the Indenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Indenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.10 Immunity of Directors and Others

The Debentureholders and the Indenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1 Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Indenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be cancelled by the Indenture Trustee and, if required by the Corporation, the Indenture

Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so cancelled.

9.2 Non-Presentation of Debentures

If a Debentureholder fails to present such Debentureholder's Debenture for payment on the date on which the principal thereof or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Indenture Trustee may require:

(a) the Corporation shall be entitled to pay or deliver to the Indenture Trustee and direct it to set aside;

(b) in respect of monies or Common Shares in the hands of the Indenture Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Indenture Trustee to set aside; or

(c) if the redemption was pursuant to notice given by the Indenture Trustee, the Indenture Trustee may itself set aside,

the principal monies, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal monies, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Indenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3 Repayment of Unclaimed Monies or Common Shares

Any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to the Debentureholders as provided in Section 9.2 within 3 years less one (1) day after the date of such setting aside shall be repaid and delivered to the Corporation by the Indenture Trustee on demand and thereupon the Indenture Trustee shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, due thereon from the Corporation up to such time as the right to proceed against the Corporation for recovery of such monies or Common Shares, if applicable has become statute barred under the laws of the Province of British Columbia.

9.4 Discharge

The Indenture Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised in an opinion of Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Indenture Trustee), upon proof being given to the reasonable satisfaction of the Indenture Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that, all the Debentures having matured or having been duly called for redemption, payment of the principal of, premium (if any) and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5 Satisfaction

(a) The Corporation shall be deemed to have fully paid, satisfied and discharged the outstanding Debentures and the Indenture Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of the Debentures, when, with respect to all outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i) the Corporation has deposited or caused to be deposited with the Indenture Trustee as trust funds or property in trust for the purpose of making payment on the Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date, as the case may be, of the outstanding Debentures; or

(ii) the Corporation has deposited or caused to be deposited with the Indenture Trustee as trust property in trust for the purpose of making payment on the Debentures:

(A) if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or; or

(B) if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable or;

as will, together with the income to accrue thereon, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of the outstanding Debentures;

and in either event:

(iii) the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Indenture Trustee for the payment of all other sums payable with respect to the outstanding Debentures; and

(iv) the Corporation has delivered to the Indenture Trustee an Officers' Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of the outstanding Debentures have been complied with.

Any deposits with the Indenture Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Indenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b) Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained

in Article 2, Article 3, Article 6, Article 9 and Section 4.1 and the provisions of Article 1 pertaining to Article 2, Article 3, Article 6, Article 9 and Section 4.1) shall no longer be binding upon or applicable to the Corporation.

(c) Any funds or obligations deposited with the Indenture Trustee pursuant to this Section 9.5 shall be denominated in the currency of denomination of the Debentures in respect of which such deposit is made.

9.6 Continuance of Rights, Duties and Obligations

(a) Where trust funds or trust property have been deposited pursuant to Section 9.5, the Debentureholders and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 3 and Section 4.1 hereof.

(b) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the "**Defeased Debentures**"), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Subsection 2.4(e) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), Article 6 or any other provision of this Indenture, the Indenture Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Indenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to make a Change of Control Offer to purchase any outstanding Debentures pursuant to Subsection 2.4(f) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Indenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Total Offer Price payable to such holders in respect of such Change of Control Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction of the Corporation, the Indenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Indenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 10
SUCCESSORS

10.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

The Corporation shall not, in a single transaction or a series of related transactions, amalgamate or consolidate with or merge into any other Person, or permit any other Person to amalgamate or consolidate with or merge into the Corporation, or directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of its property or assets to any Person, unless:

(a) the Corporation shall be the surviving Person, or, if other than the Corporation, the Person (the "**Successor**") formed by such amalgamation or consolidation or into which the Corporation is merged or that acquires by disposition all or substantially all of the property of the Corporation shall be a validly existing corporation, partnership or other unincorporated organization or trust and shall expressly assume, by a supplemental indenture executed and delivered to the Indenture Trustee in form satisfactory to the Indenture Trustee based on the advice of Counsel, all of the Corporation's obligations under this Indenture, any supplemental indenture and the Debentures and, in the case of an entity organized otherwise than under the laws of the Province of British Columbia, shall attorn to the jurisdiction of the courts of the Province of British Columbia;

(b) such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Indenture Trustee and the Debentureholders hereunder; and

(c) immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

For greater certainty, the foregoing provisions of Section 10.1 shall only apply if the Corporation amalgamates or consolidates with or merges into any other Person, or directly or indirectly transfers, sells, leases or otherwise disposes of all or substantially all of its property or assets to any Person, and shall not apply to any other transaction involving the Corporation.

10.2 Vesting of Powers in Successor

Upon any amalgamation, consolidation, merger or other transfer or disposition in accordance with Section 10.1, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Indenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Corporation, the Successor or the holders and such release will not impair the rights and powers of the holders hereunder. The Indenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS

11.1 Right to Convene Meeting

The Indenture Trustee or the Corporation may at any time and from time to time, and the Indenture Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Indenture Trustee failing within 30 days after receipt of any such request and such funding of indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Indenture Trustee.

11.2 Notice of Meetings

(a) At least 21 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Indenture Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b) If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 11.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 11.2(c) and (d)), then:

(i) a reference to such fact, indicating each series of Debentures so especially affected (hereinafter referred to as the "**especially affected series**") shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a "**Serial Meeting**"; and

(ii) the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 11.15 unless in addition to compliance with the other provisions of this Article 11:

(A) at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 11 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66-2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B) in the case of action taken or power exercised by instrument in writing under Section 11.15, such instrument is signed in one or more counterparts by the holders of not less than 66-2/3% of the principal amount of the Debentures of such series then outstanding.

(c) Subject to Section 11.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Indenture Trustee and the Corporation for all purposes hereof.

(d) A proposal:

(i) to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or any redemption premium thereon or to impair any conversion right thereof;

(ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii) to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 11.2 or Sections 11.4, 11.12 and 11.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

11.3 Chairperson

Some person, who need not be a Debentureholder, nominated in writing by the Corporation (if it has convened the meeting) or the Indenture Trustee (in any other case) shall be chairperson of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose some person present to be chairperson.

11.4 Quorum

Subject to the provisions of Section 11.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

11.5 Power to Adjourn

The chairperson of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive

evidence of the fact. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him or her.

11.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairperson or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairperson shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and which voted on the poll.

11.8 Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he, she or it shall then be the holder.

A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

11.9 Regulations

The Indenture Trustee, or the Corporation with the approval of the Indenture Trustee, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing:

(a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b) the deposit of instruments appointing proxies at such place as the Indenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or emailed before the meeting to the Corporation or to the Indenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

11.10 Persons Entitled to Attend Meetings

The Corporation and the Indenture Trustee, by their respective officers and directors and employees, and the legal advisers of the Corporation, the Indenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

11.11 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the CSE (if applicable):

(a) power to authorize the Indenture Trustee to grant extensions of time for payment of any principal or interest on the Debentures, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue;

(b) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Indenture Trustee (subject to the consent of the Indenture Trustee) against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Indenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d) power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e) power to direct or authorize the Indenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f) power to waive and direct the Indenture Trustee to waive any default hereunder or cancel any declaration made by the Indenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of, premium of (if any) or interest on the Debentures, or for the execution of any trust or power hereunder;

(h) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Indenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k) power to remove the Indenture Trustee from office and to appoint a new Indenture Trustee or Indenture Trustees provided that no such removal shall be effective unless and until a new Indenture Trustee or Indenture Trustees shall have become bound by this Indenture;

(l) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any company or other Person formed or to be formed;

(m) power to authorize the distribution *in specie* of any shares or securities received pursuant to a transaction authorized under the provisions of Section 11.11(d);

(n) power to require the Indenture Trustee to exercise any power, right or remedy or authority given to it by this Indenture in any manner specified in such Extraordinary Resolution, or to refrain from exercising any such power, right, remedy or authority;

(o) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders against the Corporation, or against its property, whether such rights shall arise under this Indenture or the Debentures or otherwise; and

(p) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 11.11(j).

11.12 Meaning of "Extraordinary Resolution"

(a) The expression "**Extraordinary Resolution**" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article 11 at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each

specially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66-2/3% of the principal amount of Debentures (excluding Debentures held by the Corporation and its wholly-owned subsidiaries), and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66-2/3% of the principal amount of each especially affected series (excluding Debentures held by the Corporation and its subsidiaries), in each case represented at the meeting and voted on a poll upon such resolution.

(b) If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairperson. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (a) of this Section shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13 Powers Cumulative

It is hereby declared and agreed that any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

11.14 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders pursuant to this Indenture, including the Initial Debentureholder Consent and any action at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66-2/3% of the principal amount of all the outstanding Debentures (excluding Debentures held by the Corporation and its

subsidiaries) and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66-2/3% of the principal amount of the Debentures then outstanding of each especially affected series (excluding Debentures held by the Corporation and its subsidiaries), by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

11.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Indenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.17 Evidence of Rights of Debentureholders

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article with regard to voting at meetings of Debentureholders) of the holding by any person of Debentures shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Indenture Trustee may consider adequate. The Indenture Trustee may, nevertheless, in its discretion require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

11.18 Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 11 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 12
NOTICES

12.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 7777 Glades Road, Suite 203, Boca Raton, Florida, 33434, Attention: Adam Berk, Chief Executive Officer, and a copy delivered to Dentons Canada LLP, 850 – 2nd Street S.W., Suite 1500, Calgary, Alberta T2P 0R8, Attention: Lucas Tomei, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given and received (3) days following the mailing thereof. The Corporation shall from time to time notify the

Indenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

12.2 Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given and received (3) days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Toronto, Ontario (or in such other city as, in the opinion of the Indenture Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and persons interested in such Debenture.

12.3 Notice to Indenture Trustee

Any notice to the Indenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Indenture Trustee at its principal office at 2300, 125 – 9 Avenue SE, Calgary, Alberta T2G 0P6, Attention: Vice President, Corporate & Shareholder Services, or if given and received by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given (3) days following the mailing thereof.

12.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Indenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

ARTICLE 13
CONCERNING THE INDENTURE TRUSTEE

13.1 No Conflict of Interest

The Indenture Trustee represents to the Corporation that to the best of its knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Indenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 13.1, such a material conflict of interest exists, the validity and enforceability of this Indenture, and the securities issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists but the Indenture Trustee shall, within 90 days after ascertaining that it has a

material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.2.

13.2 Replacement of Indenture Trustee

The Indenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation three months' notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Indenture Trustee's role as a fiduciary hereunder the Indenture Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists. In the event of the Indenture Trustee resigning or being removed or being dissolved, becoming bankrupt or insolvent, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Indenture Trustee unless a new Indenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Indenture Trustee or any Debentureholder may apply to the courts in the Province of British Columbia, on such notice as such court may direct at the Corporation's expense, for the appointment of a new Indenture Trustee but any new Indenture Trustee so appointed by the Corporation or by the court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Indenture Trustee shall be effective only upon such new Indenture Trustee becoming bound by this Indenture. Any new Indenture Trustee appointed under any provision of this Section 13.2 shall be a corporation authorized to carry on the business of a trust company in one or more provinces of Canada. On any new appointment the new Indenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Indenture Trustee.

Any company into which the Indenture Trustee may be merged or with which it may be consolidated or amalgamated or any company resulting from any merger, consolidation or amalgamation to which the Indenture Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Indenture Trustee or of the Corporation, the Indenture Trustee ceasing to act shall upon payment of all outstanding fees and expenses owed to it hereunder execute and deliver an instrument assigning and transferring to such successor Indenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Indenture Trustee to the successor Indenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Indenture Trustee, be made, executed, acknowledged and delivered by the Corporation.

13.3 Duties of Indenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Indenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

13.4 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Indenture Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Indenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Indenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.5, if applicable, and with any other applicable requirements of this Indenture. The Indenture Trustee may nevertheless, in its discretion,

require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Indenture Trustee may act and rely on an opinion of Counsel satisfactory to the Indenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

13.5 Evidence and Authority to Indenture Trustee, Opinions, etc.

The Corporation shall furnish to the Indenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Indenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Indenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished by the Indenture Trustee in accordance with the terms of this Section 13.5; or (b) the Indenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a) an Officers' Certificate stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b) in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c) in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Indenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him or her, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question; (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based; (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him or her to make the statements or give the opinions contained or expressed therein; and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation shall furnish to the Indenture Trustee at any time if the Indenture Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case,

specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Indenture Trustee so requires, furnish the Indenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Indenture Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

13.6 Officers' Certificate as Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Indenture Trustee, if acting in good faith, may rely upon an Officers' Certificate.

13.7 Experts, Advisers and Agents

The Indenture Trustee may:

(a) employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, accountant, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Indenture Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof any solicitors employed or consulted by the Indenture Trustee may, but need not be, solicitors for the Corporation.

13.8 Indenture Trustee May Deal in Debentures

Subject to Section 13.3, the Indenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.9 Investment of Monies Held by Indenture Trustee

(a) Upon receipt of a direction from the Corporation, the Indenture Trustee shall invest funds held pursuant to this Indenture in Authorized Investments in its name in accordance with such direction. Any direction from the Corporation to the Indenture Trustee shall be in writing and shall be provided to the Indenture Trustee no later than 9:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Indenture Trustee after 9:00 a.m. (Calgary time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Calgary time) the next Business Day. Any direction from the Corporation for the release of these funds must be received prior to 9:00 a.m. (Calgary time) on the day on which the release of funds is to be made. Any such direction for the release of funds received after 11:00 a.m. (Calgary time) or on a non-Business Day, will be handled on a commercially reasonable efforts basis and may result in Indenture funds being released on the next Business Day.

(b) In the event that the Indenture Trustee does not receive a direction or only a partial direction, the Indenture Trustee may hold cash balances constituting part or all of the funds held pursuant to this Indenture and may, but need not, invest same in (i) its deposit department; (ii) the deposit department of one of its Affiliates; (iii) the deposit department of a Canadian chartered bank; or (iv) the deposit department of an Affiliate of a Canadian chartered bank, but the Indenture Trustee, its Affiliates or a Canadian chartered bank and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity other than at a rate, if any, established from time to time by the Indenture Trustee, its Affiliates or a Canadian chartered bank or its Affiliates.

(c) Unless and until the Indenture Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Indenture Trustee shall pay over to the Corporation all interest received by the Indenture Trustee in respect of any investments or deposits made pursuant to the provisions of this Section 13.9.

13.10 Indenture Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Indenture Trustee shall not, subject to Section 13.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Indenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.11 Indenture Trustee Not Required to Give Security

The Indenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.12 Indenture Trustee Not Bound to Act on Corporation's Request

Except as in this Indenture otherwise specifically provided, the Indenture Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Indenture Trustee, and the Indenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Indenture Trustee to be genuine.

13.13 Conditions Precedent to Indenture Trustee's Obligations to Act Hereunder

(a) The obligation of the Indenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Indenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Indenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Indenture Trustee to protect and hold harmless the Indenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(b) None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any

of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(c) The Indenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Indenture Trustee the Debentures held by them for which Debentures the Indenture Trustee shall issue receipts.

(d) The Indenture Trustee shall not be bound to give any notice or do or take any act, action or preceding by virtue of the powers conferred on it hereby unless and until it shall have been requested so to do under the terms hereof; nor shall the Indenture Trustee be required to take notice of any Event of Default desired to be brought to the attestation of the Indenture Trustee and in the absence of any such notice the Indenture Trustee may for all purposes of this Indenture conclusively assume that no Event of Default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Indenture Trustee on any action it shall take with respect to any Event of Default.

13.14 Authority to Carry on Business

The Indenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Provinces of Alberta and British Columbia but if, notwithstanding the provisions of this Section 13.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta either become so authorized or resign in the manner and with the effect specified in Section 13.2.

13.15 Compensation and Indemnity

(a) The Corporation shall pay to the Indenture Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Indenture Trustee, and shall pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Indenture Trustee under this Indenture shall be finally and fully performed. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Any amount owing under this Section and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Indenture Trustee, payable on demand.

(b) The Corporation hereby indemnifies and saves harmless the Indenture Trustee and its directors, officers, employees and agents against any loss, damages, charges, expenses, claims, actions or liability incurred in carrying out its duties hereunder or arising out of actions to be taken by the Indenture Trustee contemplated hereby. The foregoing provisions of this Section 13.15 do not apply to the extent that in any circumstances there has been gross negligence, bad faith or fraud or willful misconduct by the Indenture Trustee or its employees to act honestly and in good faith or to discharge the Indenture Trustee's obligations under Section 13.3. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Indenture Trustee. The Indenture Trustee shall notify the Corporation promptly of any claim for which it may seek

indemnity. The Corporation shall defend the claim and the Indenture Trustee shall co-operate in the defence. The Indenture Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Indenture Trustee or the discharge of this Indenture.

(c) The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Indenture Trustee or its employees through its own gross negligence, bad faith, or willful misconduct in the discharge or failure to discharge the Indenture Trustee's duties hereunder.

13.16 Acceptance of Corporation

The Indenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

ARTICLE 14
SUPPLEMENTAL INDENTURES

14.1 Supplemental Indentures

Subject to any required regulatory approvals, from time to time the Indenture Trustee and, when authorized by a resolution of the directors, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) providing for the issuance of Additional Debentures under this Indenture;

(b) adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for events of default in addition to those herein specified;

(c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Indenture Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d) evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e) giving effect to any Extraordinary Resolution passed as provided in Article 11; and

(f) for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders by Extraordinary Resolution, the consent or concurrence of Debentureholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Indenture Trustee may also, without the consent of concurrence of the Debentureholders by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it shall have been advised by an opinion of Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors

contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Indenture Trustee relying on an opinion of Counsel the rights of the Indenture Trustee and of the Debentureholders are not in any way prejudiced thereby.

ARTICLE 15
EXECUTION AND FORMAL DATE

15.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of December 27, 2018 irrespective of the actual date of execution hereof.

15.3 Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 15.3.

15.4 Third Party Interest

The Corporation hereby represents to the Indenture Trustee that any account to be opened by, or interest to held by, the Indenture Trustee in connection with this Indenture, for or to the credit of such representing party, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Indenture Trustee a declaration, in the Indenture Trustee's prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

15.5 Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "**Privacy Laws**") applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Indenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Indenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Indenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any

third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

15.6 Indenture Trustee Not Bound to Act

The Indenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Indenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Indenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days' written notice to the Corporation, notwithstanding anything to the contrary in this Indenture, provided that:

(a) the Indenture Trustee's written notice shall describe the circumstances of such non-compliance; and

(b) if such circumstances are rectified to the Indenture Trustee's satisfaction within such thirty (30) day period, then such resignation shall not be effective.

15.7 Electronic Documentation

Having regard to the fact that the Debentures may be issued in electronic and uncertificated form, the Indenture Trustee shall be entitled to make such amendments to the provisions hereof as are reasonably required to reflect same.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

STEM HOLDINGS, INC.

Per: *(signed) "Adam Berk"*
Name: Adam Berk
Title: President and Chief Executive Officer

OLYMPIA TRUST COMPANY

Per: *(signed) "Dean Naugler"*
Name: Dean Naugler
Title: VP, Corporate & Shareholder Services

Per: *(signed) "Matthew Kelly"*
Name: Matthew Kelly
Title: Relationship Manager

SCHEDULE "A"

TO THE TRUST INDENTURE BETWEEN
STEM HOLDINGS, INC. AND
OLYMPIA TRUST COMPANY

FORM OF DEBENTURE

[Insert if required under section 2.14(a) of the Indenture]

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE]."

[Insert if required under section 2.14(b) of the Indenture]

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS DEBENTURE MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS DEBENTURE AND SHARES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

No. […] $ […]

STEM HOLDINGS, INC.

(a corporation incorporated under the laws of Nevada)

8.00% SENIOR UNSECURED CONVERTIBLE DEBENTURE

Due [●]

STEM HOLDINGS, INC. (the "**Corporation**") for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust Indenture (the "**Indenture**") dated as of December 27, 2018 between the Corporation and Olympia Trust Company (the "**Indenture Trustee**"), promises to pay to the registered

holder hereof on [●] (the "**Maturity Date**") or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of ______________________________________ Dollars ($_______________) in lawful money of Canada on presentation and surrender of this Debenture at the main branch of the Indenture Trustee in Calgary, Alberta in accordance with the terms of the Indenture and to pay interest on the principal amount hereof from the date hereof, or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding Initial Debentures (as hereinafter defined), whichever is later, at the rate of 8.00% per annum, in like money, in arrears in equal semi-annual installments (less any tax required by law to be deducted) on June 30 and December 31 in each year commencing on June 30, 2019 and, should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money.

Interest hereon shall be payable by electronic funds transfer or by cheque mailed to the registered holder hereof and, subject to the provisions of the Indenture, the electronic funds transfer or mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Debenture.

This Debenture is one of the 8.00% Senior Unsecured Convertible Debentures due on the Maturity Date of the Corporation issued or issuable under the provisions of the Indenture (referred to herein as the Initial **Debentures**"). The Initial Debentures are limited to an aggregate principal amount of $12,075,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Indenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.

The whole, or if this Initial Debenture is in a denomination in excess of $1,000, any part of which is $1,000 or an integral multiple thereof, or the principle of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Indenture Trustee in Calgary, Alberta, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, into common shares in the capital of the Corporation ("**Common Shares**") (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $3.00 per Common Share (the "**Conversion Price**"), being a rate of approximately 333.33 Common Shares for each $1,000 principal amount of the Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interests by a cash payment equal to the fractional interest which would have been issuable times the Conversion Price (as defined in the Indenture). Holders converting their Initial Debentures will receive accrued and unpaid interest thereon.

Upon the occurrence of a Change of Control of the Corporation, the Corporation shall make an offer (the "**Change of Control Offer**") to purchase all of the Initial Debentures, in whole or in part at the option of the holders thereof, at a price equal to 105% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to and including the date the Initial Debentures are so repurchased (the "**Total Offer Price**"). If 90% or more of the principal amount of all Initial Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Indenture Trustee have been tendered for purchase pursuant to the Change of Control Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the expiration of the Change of Control Offer at the Total Offer Price.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, are direct unsecured obligations of the Corporation, and will rank equally with one another and with all other unsecured and subordinated indebtedness of the Corporation except as prescribed by law and will rank senior to any existing or future subordinated indebtedness of the Corporation. For greater certainty, the Initial Debentures will be subordinate to any Secured Indebtedness.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all Debentureholders outstanding thereunder (or in certain circumstances, specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares or the directors or officers of the Corporation in respect of any obligation or claim arising out of the Indenture or this Initial Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in the register to be kept at the principal offices of the Indenture Trustee in Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Indenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made to the register by the registered holder hereof or his, her or its executors or administrators or other legal representatives, or his, hers or its attorney duly appointed by an instrument in form and substance satisfactory to the Indenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Indenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Indenture Trustee under the Indenture.

This Initial Debenture is governed by the Indenture. If any provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF the Corporation has caused this Initial Debenture to be signed by its authorized representative as of [●], 2018.

STEM HOLDINGS, INC.

By: ______________________________

Name:
Title:

TRUSTEE'S CERTIFICATE

This Initial Debenture is one of the 8.00% Senior Unsecured Convertible Debentures due [●] referred to in the Indenture within mentioned.

OLYMPIA TRUST COMPANY

Per: ______________________________

Name:
Title:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $_______________ principal amount hereof*) of **STEM HOLDINGS, INC.** standing in the name(s) of the undersigned in the register maintained by Olympia Trust Company with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Indenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated: ______________________________

Address of Transferee: ______________________________

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: ______________________________

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $1,000, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Initial Debenture.

Signature of Guarantor:

______________________________ ______________________________

Authorized Officer | Signature of transferring registered holder

____

Name of Institution

CONVERSION NOTICE

TO: **STEM HOLDINGS, INC.**
OLYMPIA TRUST COMPANY
2300, 125 – 9 Avenue SE, Calgary, Alberta T2G 0P6

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture (as defined below), unless otherwise indicated.

The undersigned registered holder of this Initial Debenture irrevocably elects to convert such Initial Debentures (or $_________ principal amount thereof*) in accordance with the terms of the Indenture referred to in such Initial Debentures and tenders herewith the Debentures, and, if applicable, directs that the common shares of Stem Holdings, Inc. ("**Common Shares**") issuable upon a conversion be issued and delivered to the person indicated below. (If the Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated: ____________________________ ____________________________________
(Signature of Registered Holder)

* If less than the full principal amount of the Initial Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)

Name: ____________________________________

____
(Address)

____
(City, Province and Postal Code)

Name of guarantor: ____________________________

Authorized signature: ____________________________

SCHEDULE "B"

**TO THE TRUST INDENTURE BETWEEN
STEM HOLDINGS, INC. AND
OLYMPIA TRUST COMPANY**

FORM OF ACCEPTANCE OF CHANGE OF CONTROL OFFER

(Pursuant to Section 2.4(f) of the Trust Indenture)

NOTICE OF ACCEPTANCE OF CHANGE OF CONTROL OFFER

TO: **STEM HOLDINGS, INC.**
OLYMPIA TRUST COMPANY
2300, 125 – 9 Avenue SE, Calgary, Alberta T2G 0P6

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture (as defined below), unless otherwise indicated.

The undersigned registered holder of 8.00% Senior Unsecured Convertible Debentures bearing Certificate No. _____________ irrevocably accepts the offer by the Corporation to purchase such Initial Debentures (or $ _____________ principal amount thereof) on the Change of Control Payment Date in accordance with the terms of the trust indenture dated December 27, 2018 (the "**Indenture**") between the Corporation and Olympia Trust Company, as trustee, referred to in such Initial Debentures at a price of $1,000 for each $1,000 principal amount of Initial Debentures plus all accrued and unpaid interest thereon to and including the Change of Control Payment Date (collectively, the "**Total Offer Price**") and tenders herewith the Initial Debentures in respect of which the Change of Control is being accepted,

Dated: ____________________ ____________________________________
(Signature of Registered Holder)

* If less than the full principal amount of the Initial Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

The Total Offer Price will be payable upon presentation and surrender of the Debentures with this form on or after the Change of Control Payment Date at the following corporate trust office:

Olympia Trust Company
2300, 125 – 9 Avenue SE
Calgary, Alberta T2G 0P6

The interest upon the principal amount of Initial Debentures purchased by the Corporation shall cease to be payable from and after the Change of Control Payment Date unless payment of the Total Offer Price shall not be made on presentation for surrender of such Initial Debentures at the above mentioned corporate trust office on or after the Change of Control Payment Date or prior to the setting aside of the Total Offer Price pursuant to the Indenture.